UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Utah Avenue, Suite 150,

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 392-8412

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 27, 2020, Sutro Biopharma, Inc. (the “Company”) will be disclosing certain financial information, including information about the Company’s estimated cash balance as of March 31, 2020. The Company had cash, cash equivalents and marketable securities of approximately $129.6 million as of March 31, 2020. This amount reflects the Company’s estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, and the amount reported is not a comprehensive statement of its financial results or position as of March 31, 2020. The actual amount that the Company reports in its Quarterly Report on Form 10-Q for the period ended March 31, 2020 will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the period ended March 31, 2020 are finalized. The preliminary financial data included herein has been prepared by, and is the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

On April 27, 2020, the Company issued a press release announcing updated data from its ongoing Phase 1 study of STRO-002 in patients with advanced platinum-resistant/refractory epithelial ovarian cancer, including fallopian or primary peritoneal cancers, and endometrial cancer. The Company will host a conference call to discuss the interim data on April 27, 2020 at 8:00 a.m. Eastern Time, and a live webcast of the call will be available through the Investor page of the Company’s website.  A copy of the press release and corporate presentation presented during the conference call is attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The corporate presentation will also be available on the Company’s website in the Events & Presentations section at www.sutrobio.com. The Company will also participate in the American Association for Cancer Research Annual Meeting (the “Annual Meeting”) at 9:00 a.m. Eastern Time. The Annual Meeting will be held via virtual meeting on April 27-28, 2020.

The information furnished in this Item 7.01, including Exhibits 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On April 27, 2020, the Company announced updated data from its ongoing Phase 1 clinical trial of STRO-002 in patients with advanced platinum-resistant/refractory epithelial ovarian cancer, including fallopian or primary peritoneal cancers, and endometrial cancer.

As of April 20, 2020, 30 patients with heavily pre-treated ovarian cancer had been treated in the Phase 1 trial of STRO-002, with 25 patients being dosed at 2.9 milligrams per kilogram (“mpk”) or higher.  Of 20 patients at dose levels of 2.9 mpk or higher with at least one post-baseline scan, the initial post-baseline scans showed one partial response and 14 stable disease. This interim clinical data for STRO-002 in patients treated at dose levels of 2.9 mpk or higher consist of: one patient with an ongoing confirmed partial response (36 weeks); five patients with confirmed stable disease (three up to 18 weeks, two up to 27 weeks); seven ongoing patients who have unconfirmed stable disease at the six-week assessment point; two patients with an unconfirmed stable disease at the six-week assessment point that have subsequently developed progressive disease; and five patients with progressive disease at the six-week assessment point. Although stable disease does not qualify as an objective response for FDA approval purposes, the Company believes it provides encouraging evidence of tumor control. Additionally, 35% (7 of 20) of patients who were evaluable for progression have stayed on study for longer than 24 weeks, and 11 patients dosed at 5.2 mpk or higher are continuing on study and have not yet reached 24 weeks.

In this study, the Company also measured levels of the ovarian cancer tumor marker, cancer antigen 125 (“CA-125”). Of 21 patients dosed at 2.9 mpk or higher with a post-base line assessment, 13 patients had a ≥50% reduction or normalization of CA-125, including six confirmed responses, six unconfirmed responses and one prolonged CA-125 normalization. Of these 13 patients, one patient is not yet evaluable under RECIST criteria. All of the other 12 patients (100%) have also achieved stable disease (confirmed or unconfirmed) or a confirmed partial response.

STRO-002 was generally well tolerated and was mostly associated with mild adverse events (“AEs”). Eighty-nine percent (89%) of AEs were grade 1 or grade 2 and prophylactic corticosteroid eye drops have not been necessary. Grade 3 treatment emergent AEs included fatigue, neutropenia, arthralgia, diarrhea and peripheral neuropathy with the only grade 4 treatment emergent AE being neutropenia, in 21% of patients. All neutropenias were reversible within one week.

The Company expects to report additional safety and anti-tumor activity data for STRO-002 by the end of 2020 and to begin the dose expansion phase of the Phase 1 clinical study in the second half of 2020. Although maximum tolerated dose (“MTD”) has not been reached, the Company is continuing to actively explore the 5.2 mpk to 6.0 mpk dose levels as it seeks to determine the recommended Phase 2 dose.

This current report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, timing of announcements of clinical results, potential benefits of the company’s product candidates and platform and potential market opportunities for the company’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the company's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company's ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the impact of the COVID-19 pandemic on the Company’s business, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the company's ability to fund development activities and achieve development goals, the company's ability to protect intellectual property, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading "Risk Factors" in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release by Sutro Biopharma, Inc.
99.2	Corporate Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sutro Biopharma, Inc.

Date: April 27, 2020	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer